EXHIBIT 10.1

[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

First Amendment to Exclusive License Agreement

This First Amendment (the “Amendment”) is dated as of August 17, 2022 and amends the Exclusive License Agreement (the “Original Agreement”) dated as of February 10, 2020 (“Effective Date”) by and between University of Pittsburgh – Of the Commonwealth System of Higher Education, having an office at 1st Floor Gardner Steel Conference Center, 130 Thackeray Avenue, Pittsburgh, PA 15260 (“University”) and Genprex, Inc. having an office at 3300 Bee Cave Road, Suite 650-227, Austin, TX 78746 (the “Licensee”) as hereinafter set forth.

WHEREAS, University and Licensee are parties to the Original Agreement;

WHEREAS, both Parties mutually agree to amend the Original Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration contained herein, the exchange, receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.   Amendment Fee.   The Licensee shall pay University an Amendment Fee in the amount of [*] which shall be due within five (5) business days of the date of this First Amendment.

2.   Section 3.2(a) shall be deleted in its entirety and replaced with the following new provision:

“File an FDA investigational new drug (“IND”) application or foreign equivalent on Licensed Technology within [*] from the Effective Date.

3.	Miscellaneous.

a.

Except as specifically amended above, all terms of the Original Agreement shall remain in full force and effect.  To the extent that there are any inconsistencies between the terms of the Original Agreement and the terms of this First Amendment, the terms of this First Amendment shall prevail in effect.

b.

The parties acknowledge that this First Amendment and the Original Agreement set forth the entire understanding and intentions of the parties hereto as to the subject matter hereof and supersedes all previous understandings between the parties, written or oral, regarding such subject matter.

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IN WITNESS WHEREOF, the parties represent and warrant that each has the authority to bind the party to this Original Agreement and hereto have executed this First Amendment as of the date first written above.

UNIVERSITY OF PITTSBURGH – OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION

By	/s/ Evan Facher

Evan Facher, Ph.D., MBA

Director, Innovation Institute

Vice Chancellor for Innovation and Entrepreneurship

GENPREX, INC.

By	/s/ J. Rodney Varner

Rodney Varner

Chief Executive Officer

Title: